Exhibit 99.1

Synta Pharmaceuticals Corp. 45 Hartwell Avenue Lexington, MA 02421 tel: 781 541 7213 fax: 781 274 1270 www.syntapharma.com

Synta Announces Appointment of Sumant Ramachandra, M.D., Ph.D. as President, Research and Development

LEXINGTON, MA — March 13, 2013 — Synta Pharmaceuticals Corp. (NASDAQ: SNTA) today announced the appointment of Dr. Sumant Ramachandra as President, Research and Development.

Prior to Synta, Dr. Ramachandra was Senior Vice President, Research and Development (R&D), Regulatory and Medical Affairs, and Chief Scientific Officer of Hospira, a specialty pharmaceuticals and medical device company.  At Hospira, Dr. Ramachandra led a 1,200 person R&D organization and was recognized for his achievements and contributions as a healthcare leader in PharmaVoice’s “100 of the Most Inspiring People,” Diversity MBA’s “Top 100 Under 50 Diverse Executive Leaders,” and Chicago Business’ “Crain’s 40-under-40.”

Prior to joining Hospira in 2008, Dr. Ramachandra was Vice President and oncology portfolio therapeutic area leader at Merck & Co. (formerly Schering-Plough), and prior to Merck/Schering-Plough he was therapeutic area head for medical oncology at Pfizer (formerly Pharmacia).  At these companies, Dr. Ramachandra drove the development, regulatory approval, and market expansion studies for numerous oncology products.

“Sumant brings a broad range of development and regulatory leadership experience, as well as a unique perspective having led both oncology development at large pharmaceutical companies, and the broader range of R&D functions at a large, global specialty pharma company,” said Safi Bahcall, President and CEO, Synta.  “Sumant’s experiences with a wide range of drugs, manufacturers, pharma companies, payors, providers, and regulatory agencies will enhance our ability to realize the full potential of our product pipeline to benefit patients.”

“The programs at Synta can change the treatment of many types of cancers,” said Dr. Ramachandra.  “In addition, Synta’s culture of innovation, collaboration, and commitment to speed and excellence in execution are exciting and critical to success in our industry.  I am very much looking forward to being part of the Synta team and contributing to bringing these new drugs to cancer patients.”

Dr. Ramachandra received a bachelor’s degree in biochemistry from Rutgers University, and M.D. and Ph.D. degrees from the University of Medicine and Dentistry-New Jersey Medical School. He conducted his residency at the Harvard-affiliated Massachusetts General Hospital (MGH).  Dr. Ramachandra also earned a master’s of business administration from the Wharton Business School at the University of Pennsylvania.

About Synta Pharmaceuticals

Synta Pharmaceuticals Corp. is a biopharmaceutical company focused on discovering, developing, and commercializing small molecule drugs to extend and enhance the lives of patients with severe medical conditions, including cancer and chronic inflammatory diseases.  Synta has a unique chemical compound library, an integrated discovery engine, and a diverse pipeline of clinical- and preclinical-stage drug candidates with distinct mechanisms of action and novel chemical structures.  All Synta drug candidates were invented by Synta scientists using our compound library and discovery capabilities.  For more information, please visit www.syntapharma.com.

Safe Harbor Statement

This media release may contain forward-looking statements about Synta Pharmaceuticals Corp. Such forward-looking statements can be identified by the use of forward-looking terminology such as “will”, “would”, “should”, “expects”, “anticipates”, “intends”, “plans”, “believes”, “may”, “estimates”, “predicts”, “projects”, or similar expressions intended to identify forward-looking statements.  Such statements, including statements relating to the timing, developments and progress of our clinical and preclinical programs, reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those described in “Risk Factors” of our Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission.  Synta undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Contacts
Synta Pharmaceuticals Corp.
George Farmer, 781-541-7213

Source: Synta Pharmaceuticals Corp.